Exhibit 99.2

FOR IMMEDIATE RELEASE

COMPUTER HORIZONS AND AQUENT REACH SETTLEMENT AGREEMENT

Mountain Lakes, NJ and Boston, MA, December 12, 2003 – Computer Horizons Corp. [Nasdaq: CHRZ] and Aquent LLC announced today that they have reached a mutual resolution of all pending litigation.

As part of the settlement, Computer Horizons agreed to modify its June 30, 2003 by-law amendment regarding special meeting procedures by, among other things, reducing from 75 to 50 the minimum number of days between the time a 10 percent or more shareholder requests a special meeting of shareholders and the date of that meeting.   In addition, Aquent entered into a standstill agreement pursuant to which, for a period of one year, it agreed not to request a special meeting of Computer Horizons’ shareholders for any purpose, or nominate anyone to serve as a member of CHC’s Board of Directors, or engage in any proxy solicitation of Computer Horizons’ shareholders.

About Computer Horizons Corp.

Computer Horizons Corp. (Nasdaq: CHRZ) is a strategic solutions, and human capital management company with more than thirty years of experience, specifically in information technology. The Company provides its services to a multi-national audience through its “bestshore” delivery centers located globally, and enabling its Fortune 2000 customer base to maximize technology investments. With the acquisition of RGII Technologies, Inc., CHC has expanded its government practice to include the Federal government sector, a growing market, in addition to various other vertical markets it serves, such as healthcare, insurance and financial services. CHC’s wholly owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions. For more information on Computer Horizons, please visit our Web site at www.computerhorizons.com.

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management-including, but not limited to, those relating to contract awards, service offerings, market opportunities, results, performance expectations, expectations of cost savings, or proceeds from sale of certain operations-may not materialize.

Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors include the risks associated with unforeseen technical difficulties, the ability to meet customer requirements, market acceptance of service offerings, changes in technology and standards, the ability to complete cost-reduction initiatives, the ability to execute the sale of certain operations or other initiatives, dependencies on key employees, customer satisfaction, availability of technical talent, dependencies on certain technologies, delays, market acceptance and competition, as well as other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications.

SOURCE Computer Horizons Corp.

About Aquent

Aquent LLC is a privately-held premier global solutions company with 70 offices across 16 countries. Aquent consists primarily of two divisions: IT Services, providing solutions in application development, quality assurance testing, and project management; and Marketing & Creative Services, providing outsourcing, consulting and staffing for Global 1000 companies. Aquent was founded in 1986 and is headquartered in Boston, MA.  Additional information about the company can be found at www.aquent.com.

COMPUTER HORIZONS CONTACT:

CONTACT:	Michael Shea, CFO	Lauren Felice
	David Reingold, Senior Vice President, Marketing, IR	RF Binder Partners
	Computer Horizons Corp.	(212) 994-7541
	(973) 299-4000	lauren.felice@rfbinder.com
mshea@computerhorizons.com
	dreingol@computerhorizons.com	Steve Frankel
Abernathy MacGregor Group
(212) 371-5999
slf@abmac.com

AQUENT CONTACT:

Investors

Media

	Mark Harnett	Matthew Sherman/Jeremy Jacobs
	MacKenzie Partners	Joele Frank, Wilkinson Brimmer Katcher
	212-929-5877	212-355-4449